Exhibit 10.35

Execution Copy

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

FIRST AMENDMENT

TO

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION
AND LICENSE AGREEMENT

This First Amendment is entered into as of October 6, 2006, by and between Senomyx, Inc. (“Senomyx”) and Ajinomoto Co., Inc. (“Ajinomoto”).  Capitalized terms used herein without definition shall have the meaning provided therefor in the First Collaboration Agreement (as defined below).

BACKGROUND

WHEREAS, Senomyx and Ajinomoto have previously entered into that certain Collaborative Research, Development, Commercialization and License Agreement, effective March 23, 2006 (the “First Collaboration Agreement”), for […***…] Program I and […***…] Program II;

WHEREAS, concurrently with this First Amendment the parties are entering into that certain Collaborative Research, Commercialization and License Agreement, effective October 6, 2006 (the “Second Collaboration Agreement”), for […***…] Program III (as defined therein); and

WHEREAS, under the Second Collaboration Agreement, the parties have agreed that Modifications (as defined in the Second Collaboration Agreement) will be […***…], subject to certain rights granted to Ajinomoto under […***…] Program II;

WHEREAS, the parties hereto have agreed to amend the First Collaboration Agreement, and enter into this First Amendment for the purpose of documenting such amendment as required by Section 17.7 of the First Collaboration Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree to amend the First Collaboration Agreement as follows.

AGREEMENT

1.                                       Appendix A to the First Collaboration Agreement is hereby amended by either adding or amending, as provided below, the following definitions:

“Ajinomoto […***…] Compound(s)” has the meaning set forth in the Second Collaboration Agreement.

“Modification(s)” has the meaning set forth in the Second Collaboration Agreement.  For the avoidance of doubt, Modifications do not include the Senomyx […***…] Compounds.

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“[…***…] Compounds” means all the compounds Controlled by Senomyx, except for […***…] Compounds, Senomyx […***…] Compounds and […***…] Modifications.

“Royalty Term” means, in the case of any […***…] Product and as to any country within the Territory, the period of time commencing on the first commercial sale of such […***…] Product in such country and ending upon the date that there no longer exists a Valid Claim in any Senomyx Patent Rights claiming the manufacture, use or sale of such […***…] Product (or Senomyx […***…] […***…] Compound or Selected Senomyx […***…] Compound licensed hereunder contained therein) in any country within the Territory in which such […***…] Product is sold, except that in the case of an […***…] Product containing a […***…] Modification the Royalty Term will be the […***…] Modification Royalty Term.  In the event that an […***…] Product contains a […***…] Modification and one or more other Senomyx […***…] Compounds or Senomyx […***…] Compounds, the applicable Royalty Term shall be the […***…] period.  Notwithstanding the foregoing, jointly owned Ajinomoto Sole Inventions or […***…] will not […***…]; provided, however, that […***…].

“Senomyx […***…] Compounds” means […***…] Compounds that are […***…].

“[…***…] Test” means a determination of […***…] using an appropriate standard algorithm based on […***…] of the compounds to be […***…] to the parent Ajinomoto […***…] Compound.  Suitable […***…] for this purpose include, but are not limited to, […***…] as the parties may agree upon in writing from time to time.  If the […***…] is determined using […***…] for each of the molecules, then the results must agree, otherwise the […***…] result will be the definitive result.

“[…***…] Modifications” has the meaning set forth in Section 3.3(E) of this Agreement.  […***…] Modifications shall be considered […***…] Compounds.

***Confidential Treatment Requested

“[…***…] Modifications” has the meaning set forth in Section 3.3(E) of this Agreement.

“[…***…] Modification Royalty Term” means, as to any […***…] Product containing a […***…] Modification and as to any country, the […***…] of (i) […***…] from the date of […***…] of the applicable [...***...] Product containing a Modification in such country, or (ii) [...***...] from the date of the applicable [...***...], as the case may be, regarding such [...***...] Product containing a Modification.

“[...***...] Field” means [...***...] Product Category I, [...***...] Product Category II, [...***...] Product Category III, [...***...] Product Category IV and [...***...] Product Category V.

“[...***...] Product Category V” means [...***...] for Senomyx [...***...] Compounds which are [...***...] Modifications.  Notwithstanding the foregoing, the [...***...] Product Category V specifically excludes [...***...].  For the avoidance of doubt, Senomyx [...***...] Compounds which are [...***...] Modifications may be [...***...].

2.                                       Section 3.3 of the First Collaboration Agreement is hereby amended as described below.

2.1                                 The first sentence of the first paragraph of Section 3.3 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“During the Collaborative Period, Senomyx will collaborate with Ajinomoto in [...***...] Program II on (i) an Exclusive basis with respect to [...***...] in [...***...] Product Category I in the Territory; (ii) a Co-Exclusive basis [...***...] in [...***...] Product Category II in the Territory; (iii) an Exclusive basis [...***...] in [...***...] Product Category II in the Territory; (iv) an Exclusive basis [...***...] in [...***...] Product Category III in the Territory; (v) an Exclusive basis [...***...] in [...***...] Product Category IV in the Territory; and (vi) an Exclusive basis [...***...] in  [...***...] Product Category V in the Territory.”

2.2                                 The fourth sentence of Section 3.3(B) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

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“With respect to each Senomyx [...***...] Compound [...***...] in the course of [...***...] Program II, by no later than [...***...] immediately following the Collaborative Period (the “Selection Date”), Ajinomoto may, upon written notice to Senomyx, select up to [...***...] Senomyx [...***...] Compound(s) (including a maximum of [...***...] Modifications), or such larger reasonable number as the parties shall reasonably agree, for development; provided, however, that if a Regulatory Approval has been obtained with respect to a Senomyx [...***...] Compound at least [...***...] prior to the Selection Date, Ajinomoto may decide by a date which is [...***...] after the date of [...***...] whether Ajinomoto selects such compound or not; provided further, that Ajinomoto shall [...***...]”  Notwithstanding the immediately foregoing proviso, in no event shall Senomyx be relieved of its obligations [...***...] or Ajinomoto be deemed to [...***...] under Section 8.7 as a result of any such failure to select.

2.3                                 A new Section 3.3(E) is hereby added to the First Collaboration Agreement as follows:

“(E)         Modifications.  To the extent that either party makes a Modification with respect to any [...***...] Compound at any time during the longer of the Term or [...***...] from the date of the [...***...] with respect to such [...***...] Compound, then that party shall (i) promptly test such Modification using the [...***...] Test, (ii) notify the other party of the [...***...] of such Modification and the results of such [...***...] Test at the next meeting of the Steering Committee or, if such meetings are no longer taking place, within [...***...] following such Modification (“Modification Notice”) and (iii) thereafter provide the other party with any other information reasonably requested.  In the event that the results of such [...***...] Test indicate that any such Modification is [...***...] to any Ajinomoto [...***...] Compound, then such Modification shall be deemed a “[...***...] Modification”.  Any Modification that is not a [...***...] Modification shall be deemed a “[...***...] Modification”.  For the avoidance of doubt, all Modifications are [...***...] of the Second Collaboration Agreement.  The rights and obligations of the parties with respect to patent prosecution and maintenance of Patent Rights claiming Modifications are set forth in Section 11.1 of the Second Collaboration Agreement.”

***Confidential Treatment Requested

3.                                       Section 7.5 of the First Collaboration Agreement is hereby amended as described below.

3.1                                 The first sentence of Section 7.5 of the First Collaboration Agreement is hereby amended and restated as follows:

“Pursuant to the provisions of Section 7.7, Ajinomoto will pay to Senomyx a royalty of [...***...] on [...***...] during the Royalty Term; provided, however, that the royalty rate of the sales of [...***...] Products in [...***...] Product Category III, [...***...] Product Category IV and ingredient supply applications within [...***...] Product Category V shall be [...***...] on [...***...].”

3.2                                 The third, fourth and fifth sentences of Section 7.5 of the First Collaboration Agreement are hereby amended and restated as follows:

“In the event that Ajinomoto sells [...***...] Products to Affiliates of Ajinomoto, royalties will be based on [...***...].  In all cases, sales by Ajinomoto (and its Affiliates) to Third Parties, including, without limitation, as provided for in (b) and (c) above, the sales price in such transactions shall be determined on an arms length basis.  Ajinomoto will provide Senomyx with a copy of [...***...] to an Affiliate, which shall be [...***...], provided that Ajinomoto may [...***...] other than the transfer price in any [...***...].  For the avoidance of doubt, (i) [...***...] Products in [...***...] Product Category III and [...***...] Product Category IV shall always be sold as a [...***...] and shall, in no event, be sold as [...***...].”

4.                                       Section 8 of the First Collaboration Agreement is hereby amended as described below.

4.1                                 The first sentence of Section 8.2 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“A non-exclusive, nontransferable (except as permitted under Sections 8.3 and 17.12), license under the Senomyx Technology to [...***...] Senomyx [...***...] Compound(s) [...***...] in [...***...] Product Category I, [...***...] Product Category II, [...***...] Product Category III, [...***...]

***Confidential Treatment Requested

Product Category IV [...***...] and [...***...] Product Category V (with respect to [...***...] Modifications) in the Territory.”

4.2                                 A new Section 8.2(E) is hereby added to the First Collaboration Agreement as follows:

“(E)         [...***...] Product Category V.  With respect to [...***...] Modifications, an Exclusive, nontransferable (except as permitted under Sections 8.3 and 17.12) license under the Senomyx Technology to (i) [...***...] Senomyx [...***...] Compounds solely for development of [...***...] Products in [...***...] Product Category V in the Territory; (ii) make, have made, use, sell, offer for sale, have sold, import and export [...***...] Products containing Selected Senomyx [...***...] Compounds in [...***...] Product Category V in the Territory; and (iii) make and have made Selected Senomyx [...***...] Compounds to be used by Ajinomoto and/or its Affiliates (only if pursuant to a permitted sublicense as provided for in Section 8.3) in [...***...] Products in [...***...] Product Category V in the Territory, subject to Section 13.”

4.3                                 A new Section 8.7 is hereby added to the First Collaboration Agreement as follows:

“8.7        Restrictions on Use of [...***...] Modifications.  Notwithstanding anything to the contrary in the First Collaboration Agreement or the Second Collaboration Agreement, Senomyx agrees that, during the longer of the Term or the term of the Second Collaboration Agreement, it will not [...***...]; provided, however, that in no event will this Section 8.7 prevent Senomyx from [...***...]. Anything in this Agreement or the Second Collaboration Agreement to the contrary notwithstanding, for so long as an Ajinomoto [...***...] Compound remains [...***...], Senomyx [...***...], any [...***...] Modification of such Ajinomoto [...***...] Compound in [...***...]; provided, however, that in no event will this Section 8.8 prevent Senomyx from [...***...].”

***Confidential Treatment Requested

4.4                                 A new Section 8.8 is hereby added to the First Collaboration Agreement as follows:

“8.8        Research License for Ajinomoto [...***...] Compounds.  Pursuant to Section 8.4.1 of the First Collaboration Agreement, Ajinomoto hereby grants to Senomyx a [...***...] license to use any Ajinomoto [...***...] Compound, following [...***...] with respect thereto, [...***...] under [...***...] Program II to discover Modifications.  For the avoidance of doubt, this license will not include the right to sub-license unless Ajinomoto gives its consent, which may be withheld for any reason.  “

5.                                       Section 15.4 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Survival.  The obligations and rights of the parties under Sections 3.3(E), 4.1 (only with respect to [...***...] Modifications and only for so long as the Second Collaboration Agreement remains in effect) 7.10, 7.11, 8.4.2, 8.4.3, 8.7, 9, 10, 11.2 through 11.7, 14, 15, 16, 17, and Appendix A, will survive termination or expiration of this Agreement; provided, however, that notwithstanding the foregoing, in no event shall Section 7.11 survive for more than [...***...].”

6.                                       Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

7.                                       The parties will agree upon a press release to announce the execution of the Second Collaboration Agreement and this First Amendment and their material terms, the form of which press release is attached as Appendix C to the Second Collaboration Agreement.  Thereafter, Ajinomoto and Senomyx may each disclose to third parties the information contained in such press release without the need for further approval by the other party.

8.                                       This First Amendment will be governed by the laws of the State of California, U.S.A., as such laws are applied to contracts entered into and to be performed entirely within such State.

9.                                       This First Amendment shall be effective as of the date first written above.

10.                                 This First Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this First Amendment as of the date set forth hereinabove.

SENOMYX, INC.		AJINOMOTO CO., INC.

By:	/s/ Kent Snyder	By:	/s/ Tohru Nishiyama
Name:	Kent Snyder	Name:	Tohru Nishiyama
Title:	President and Chief Executive Officer	Title:	Member of the Board & Corporate Executive Deputy President

Date:	October 11, 2006	Date:	October 11, 2006

***Confidential Treatment Requested